EXHIBIT 99.1

W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000	NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Karen A. Horvath
Vice President - External Financial Communications
(203)629-3000

W. R. BERKLEY CORPORATION REPORTS FOURTH QUARTER RESULTS

Return on Equity of 12.7% and Increasing Written Premiums

Greenwich, CT, January 31, 2012 — W. R. Berkley Corporation (NYSE: WRB) today reported net income for the fourth quarter of 2011 of $118 million, or 82 cents per share, compared with $127 million, or 85 cents per share, for the fourth quarter of 2010.

Summary Financial Data

(Amounts in thousands, except per share data)

	Fourth Quarter		Full Year
	2011	2010	2011	2010

Gross premiums written	$1,255,879	$1,055,093	$5,077,313	$4,416,077
Net premiums written	1,090,511	918,916	4,357,368	3,850,926

Net income	117,926	126,851	394,803	449,287
Net income per diluted share	0.82	0.85	2.71	2.90

Operating income (1)	83,189	104,633	313,156	412,413
Operating income per diluted share	0.58	0.70	2.15	2.66

(1)	Operating income is a non-GAAP financial measure defined by the Company as net income excluding net investment gains and losses.

W. R. Berkley Corporation	Page 2

Fourth quarter highlights included:

•	Book value per share increased 14% on an annualized basis.

•	Average renewal rates increased 4.2%.

•	GAAP combined ratio was 96.8%.

•	Net premiums written increased 19%.

Commenting on the Company’s performance, William R. Berkley, chairman and chief executive officer, said: “We are pleased with our results for the quarter, but more importantly, with how we have positioned our company for the period ahead. Premiums written for our core business are beginning to grow again, and the newer units are growing at an increasing pace. Average renewal rates were up 4.2% during the quarter with the upward pricing trend accelerating. Our operating units’ priority is to remain focused on price.

“Our balance sheet is one of our strengths. We continue to establish our reserves with a recognition of increasing loss cost trends and the possibility of inflation. Our results benefitted again this quarter from our underwriting strategy, which limits our exposure to large catastrophic events.

“Our investment portfolio, which has had more volatility in recent periods, continues to provide attractive overall returns. As interest rates declined, we shifted a portion of our fixed-income portfolio to an array of other investment alternatives, ranging from common stock to commercial real estate. We are beginning to see the benefits of this change. We continue to maintain the quality of our fixed income portfolio, but we are willing to forgo immediate liquidity for a portion of the portfolio to achieve improved returns. Thus, we maintain a substantial amount of short-term marketable securities, which provides more than adequate liquidity.

“Our confidence in the cyclical turn is becoming greater as time passes. We continue to see recognition by the industry of the need for further rate increases and greater underwriting discipline. We anticipate 2012 will be a better year, although it will primarily be recognized in the second half when the benefits of price increases will be realized. We are excited about the opportunities currently before us,” Mr. Berkley concluded.

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Webcast Conference Call

The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on February 1, 2012 at 9:30 a.m. eastern time. The conference call will be webcast live on the Company’s website at www.wrberkley.com. A recording of the call will be available on the Company’s website approximately two hours after the end of the conference call.

About W. R. Berkley Corporation

Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates in five segments of the property casualty insurance business: specialty insurance, regional property casualty insurance, alternative markets, reinsurance and international.

Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2012 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, real estate, merger arbitrage and private equity investments; the impact of significant competition; the uncertain nature of damage theories and loss amounts; natural and man-made catastrophic losses, including as a result of terrorist activities; general economic and market activities, including inflation, interest rates, and volatility in the credit and capital markets; the impact of the economic downturn, and the potential effect of any legislative, regulatory, accounting or other initiatives taken in response to it, on our results and financial condition; the continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Programs Reauthorization Act of 2007; the ability of our reinsurers to pay reinsurance recoverables owed to us; foreign currency and political risks relating to our international operations; other legislative and regulatory developments, including those related to business practices in the insurance industry; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; our ability to attract and retain key personnel and qualified employees; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2012 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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W. R. Berkley Corporation	Page 4

Consolidated Financial Summary

(Amounts in thousands, except per share data)

	Fourth Quarter		Full Year
	2011	2010	2011	2010
Revenues:
Net premiums written	$1,090,511	$918,916	$4,357,368	$3,850,926
Change in unearned premiums	14,792	70,680	(196,501)	(15,344)

Net premiums earned	1,105,303	989,596	4,160,867	3,835,582
Net investment income	117,090	138,090	526,351	530,525
Insurance service fees	23,356	21,355	92,843	85,405
Net investment gains:
Net realized gains on sales	52,069	39,431	125,881	65,786
Other-than-temporary impairments	—	(5,500)	(400)	(9,205)

Net investment gains	52,069	33,931	125,481	56,581

Revenues from wholly-owned investees	72,735	47,966	248,678	214,454
Other income	400	404	1,764	1,522

Total revenues	1,370,953	1,231,342	5,155,984	4,724,069

Expenses:
Losses and loss expenses	693,014	591,512	2,658,365	2,309,867
Other operating costs and expenses	428,289	388,355	1,621,329	1,496,362
Expenses from wholly-owned investees	71,436	47,695	245,495	207,566
Interest expense	28,195	28,189	112,512	106,969

Total expenses	1,220,934	1,055,751	4,637,701	4,120,764

Income before income taxes	150,019	175,591	518,283	603,305
Income tax expense	(32,065)	(48,699)	(123,550)	(153,739)

Net income before noncontrolling interests	117,954	126,892	394,733	449,566
Noncontrolling interests	(28)	(41)	70	(279)

Net income to common stockholders	$117,926	$126,851	$394,803	$449,287

Net income per share:
Basic	$0.86	$0.88	$2.83	$3.02

Diluted	$0.82	$0.85	$2.71	$2.90

Average shares outstanding:
Basic	137,174	143,400	139,688	148,752
Diluted	143,016	150,033	145,672	155,081

W. R. Berkley Corporation	Page 5

Operating Results by Segment

(Amounts in thousands, except ratios (1)(2))

	Fourth Quarter		Full Year
	2011	2010	2011	2010
Specialty:
Gross premiums written	$474,205	$394,640	$1,818,344	$1,525,856
Net premiums written	408,425	336,643	1,554,516	1,311,831
Premiums earned	395,181	332,668	1,442,748	1,288,373
Operating income	53,780	83,809	292,759	296,645
Loss ratio	63.8%	56.3%	59.4%	58.3%
Expense ratio	31.9%	32.7%	32.5%	32.7%
GAAP combined ratio	95.7%	89.0%	91.9%	91.0%

Regional:
Gross premiums written	$268,138	$270,774	$1,149,362	$1,160,136
Net premiums written	247,127	241,656	1,064,507	1,044,347
Premiums earned	270,552	268,535	1,065,975	1,066,922
Operating income	33,763	26,938	32,382	117,353
Loss ratio	57.9%	60.9%	68.0%	60.7%
Expense ratio	35.4%	36.8%	35.9%	35.9%
GAAP combined ratio	93.3%	97.7%	103.9%	96.6%

Alternative Markets:
Gross premiums written	$171,094	$130,199	$827,156	$702,717
Net premiums written	121,980	102,480	619,097	582,045
Premiums earned	158,402	149,349	612,558	608,191
Operating income	29,745	40,044	146,030	178,607
Loss ratio	73.3%	72.7%	72.3%	67.6%
Expense ratio	26.5%	24.9%	26.7%	25.6%
GAAP combined ratio	99.8%	97.6%	99.0%	93.2%

Reinsurance:
Gross premiums written	$115,474	$101,497	$453,170	$425,297
Net premiums written	110,805	96,407	430,329	401,239
Premiums earned	110,788	111,040	426,008	419,356
Operating income	16,394	38,837	83,251	129,922
Loss ratio	63.4%	50.3%	61.6%	52.5%
Expense ratio	39.7%	39.7%	40.4%	41.0%
GAAP combined ratio	103.1%	90.0%	102.0%	93.5%

International:
Gross premiums written	$226,968	$157,983	$829,281	$602,071
Net premiums written	202,174	141,730	688,919	511,464
Premiums earned	170,380	128,004	613,578	452,740
Operating income	11,876	1,503	40,084	21,174
Loss ratio	57.5%	59.4%	60.5%	61.8%
Expense ratio	40.9%	39.1%	40.0%	40.4%
GAAP combined ratio	98.4%	98.5%	100.5%	102.2%

W. R. Berkley Corporation	Page 6

Operating Results by Segment (Continued)

(Amounts in thousands, except ratios (1)(2))

	Fourth Quarter		Full Year
	2011	2010	2011	2010
Corporate and Eliminations:
Net investment gains	$52,069	$33,931	$125,481	$56,581
Interest expense	(28,195)	(28,189)	(112,512)	(106,969)
Other revenues and expenses (3)	(19,413)	(21,282)	(89,192)	(90,008)
Pre-tax gain (loss)	4,461	(15,540)	(76,223)	(140,396)

Consolidated:
Gross premiums written	$1,255,879	$1,055,093	$5,077,313	$4,416,077
Net premiums written	1,090,511	918,916	4,357,368	3,850,926
Premiums earned	1,105,303	989,596	4,160,867	3,835,582
Pre-tax income	150,019	175,591	518,283	603,305
Loss ratio	62.7%	59.8%	63.9%	60.2%
Expense ratio	34.1%	34.3%	34.4%	34.3%
GAAP combined ratio	96.8%	94.1%	98.3%	94.5%

(1)	Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. Underwriting expenses do not include expenses related to insurance services or unallocated corporate expenses. GAAP combined ratio is the sum of the loss ratio and the expense ratio.
(2)	For the fourth quarters of 2011 and 2010, catastrophe losses were $15 million and $6 million, respectively. For the full years of 2011 and 2010, catastrophe losses were $153 million and $81 million, respectively. These amounts are net of reinsurance coverage and reinstatement premiums.
(3)	Other revenues and expenses include corporate investment income, expenses not allocated to the business segments and revenues and expenses from investments in wholly-owned, non-insurance subsidiaries that are consolidated for financial reporting purposes.

W. R. Berkley Corporation	Page 7

Selected Balance Sheet Information

(Amounts in thousands, except per share data)

	December 31, 2011	December 31, 2010
Net invested assets (1)	$14,559,781	$13,918,768
Total assets	18,487,731	17,528,547
Reserves for losses and loss expenses	9,337,134	9,016,549
Senior notes and other debt	1,500,503	1,500,419
Junior subordinated debentures	242,997	242,784
Common stockholders’ equity (2)(3)	4,008,426	3,702,876
Common stock outstanding (3)	137,520	141,010
Book value per share (4)	29.15	26.26
Tangible book value per share (4)	28.44	25.56

(1)	Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.
(2)	After-tax unrealized investment gains were $430 million and $335 million as of December 31, 2011 and 2010, respectively. Unrealized currency translation losses were $61 million and $42 million as of December 31, 2011 and 2010, respectively.
(3)	During 2011, the Company repurchased 5.2 million shares of common stock at an average cost of $30.12 per share and an aggregate cost of $157 million.
(4)	Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

W. R. Berkley Corporation	Page 8

Supplemental Information

(Amounts in thousands)

	Fourth Quarter		Full Year
	2011	2010	2011	2010

Reconciliation of operating income to net income:
Operating income (1)	$83,189	$104,633	$313,156	$412,413
Investment gains, net of tax	34,737	22,218	81,647	36,874

Net income	$117,926	$126,851	$394,803	$449,287

Return on equity (2)	12.7%	14.1%	10.7%	12.5%

Cash flow from operations	$185,036	$60,600	$670,279	$451,316

Other operating costs and expenses:
Underwriting expenses	$377,343	$338,941	$1,432,932	$1,314,483
Service expenses	19,467	17,930	75,231	72,372
Net foreign currency losses (gains)	287	7,753	(1,884)	2,126
Other costs and expenses	31,192	23,731	115,050	107,381

Total	$428,289	$388,355	$1,621,329	$1,496,362

(1)	Operating income is a non-GAAP financial measure defined by the Company as net income excluding net investment gains and losses. Management believes that excluding net investment gains and losses, which are often discretionary and frequently relate to economic factors, provides a useful indicator of trends in the Company’s underlying operations.

In 2011, the Company modified its definition of operating income to include income and losses from investment funds, which had previously been excluded. Operating income for prior periods has been modified to conform to this definition. For the fourth quarters of 2011 and 2010, income (losses) from investment funds were ($13 million) and $5 million, respectively. For the full years of 2011 and 2010, income (losses) from investment funds were $11 million and ($8 million), respectively.

(2)	Return on equity represents net income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

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Investment Portfolio

December 31, 2011

(Amounts in thousands)

	Carrying Value	Percent of Total
Fixed maturity securities:
United States government and government agencies	$976,493	6.7%

State and municipal:
Special revenue	2,150,746	14.8%
Pre-refunded	1,334,500	9.2%
State general obligation	975,576	6.7%
Corporate backed	476,273	3.3%
Local general obligation	460,329	3.2%

Total state and municipal (1)	5,397,424	37.1%

Mortgage-backed securities:
Agency	1,200,848	8.2%
Residential – Prime	228,893	1.6%
Residential – Alt A	82,186	0.6%
Commercial	108,419	0.7%

Total mortgage-backed securities	1,620,346	11.1%

Corporate:
Industrial	1,232,553	8.5%
Financial	573,495	3.9%
Asset-backed	315,738	2.2%
Utilities	193,423	1.3%
Other	114,211	0.8%

Total corporate	2,429,420	16.7%

Foreign government and corporate securities	888,354	6.1%

Total fixed maturity securities (1)	11,312,037	77.7%

Equity securities available for sale:
Common stocks	319,982	2.2%
Preferred stocks
Financial	66,469	0.5%
Utilities	44,685	0.3%
Real estate	12,303	0.1%

Total equity securities available for sale	443,439	3.1%

Cash and cash equivalents (2)	1,178,343	8.1%
Investment funds (2)	564,551	3.9%
Real estate	342,905	2.4%
Arbitrage trading account	397,312	2.7%
Loans receivable	263,187	1.8%
Investment in arbitrage funds	58,007	0.4%

Net invested assets	$14,559,781	100.0%

(1)	Total fixed maturity securities had an average rating of AA– and an average duration of 3.6 years.
(2)	Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases. Investment funds are net of related liabilities of $58 million.

W. R. Berkley Corporation	Page 10

Foreign Fixed Maturity Securities

December 31, 2011

(Amounts in thousands)

	Government	Corporate	Total

Australia	$143,767	$81,527	$225,294
United Kingdom	171,828	40,983	212,811
Germany	95,277	27,593	122,870
Canada	64,479	33,274	97,753
Argentina	64,312	—	64,312
Brazil	43,939	—	43,939
Supranational (1)	37,806	—	37,806
Switzerland	—	28,668	28,668
Norway	25,833	—	25,833
Finland	—	11,605	11,605
France	—	4,611	4,611
Singapore	4,609	—	4,609
Chile	3,672	—	3,672
Uruguay	3,155	—	3,155
New Zealand	1,416	—	1,416

Total	$660,093	$228,261	$888,354

(1)	Supranational represents investments in the North American Development Bank, European Investment Bank and Inter-American Development Bank.